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                                                                  EXHIBIT 11.1


                        DIAMOND OFFSHORE DRILLING, INC.
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                (THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                          THREE MONTHS ENDED                         SIX MONTHS ENDED
                                                             JUNE 30, 1997                            JUNE 30, 1997
                                                ----------------------------------------  ---------------------------------------

                                                                WEIGHTED     PER SHARE                   WEIGHTED      PER SHARE
                                                   INCOME    AVERAGE SHARES    AMOUNT        INCOME   AVERAGE SHARES     AMOUNT
                                                 (NUMERATOR) (DENOMINATOR)                (NUMERATOR) (DENOMINATOR)
                                                ----------------------------------------  ---------------------------------------
  Net income................................... $ 65,234       69,413                     $ 121,464      68,901
  Issuance of convertible notes 2/4/97 (1).....    2,112        4,938                         2,112       3,983
                                                ----------------------------------------  ---------------------------------------
         Net income per common and common
         equivalent share (2).................. $ 67,346       74,351         $ 0.91      $ 123,576      72,884       $ 1.70
                                                ========================================  =======================================


                                                          THREE MONTHS ENDED                         SIX MONTHS ENDED
                                                             JUNE 30, 1996                            JUNE 30, 1996
                                                ----------------------------------------  ---------------------------------------

                                                                WEIGHTED     PER SHARE                   WEIGHTED     PER SHARE
                                                   INCOME    AVERAGE SHARES    AMOUNT        INCOME   AVERAGE SHARES    AMOUNT
                                                 (NUMERATOR) (DENOMINATOR)                (NUMERATOR) (DENOMINATOR)
                                                ----------------------------------------  ---------------------------------------
  Net income................................... $ 33,022       62,166                     $ 51,754      56,083
                                                ----------------------------------------  ---------------------------------------
         Net income per common and common
         equivalent share (2).................. $ 33,022       62,166         $ 0.53      $ 51,754      56,083       $ 0.92
                                                ========================================  =======================================


(1) On February 4, 1997, the Company issued $400.0 million of 3.75 percent convertible subordinated notes due February 15, 2007. The notes are convertible into approximately 4.9 million shares of the Company's common stock (prior to giving effect to the two-for-one stock split referred to in Note (2) below) at any time prior to February 15, 2007 at a conversion price of $81.00 per share. The number of shares outstanding for the three and six months ended June 30, 1997 was increased to include the weighted average number of shares issuable assuming full conversion of the notes on February 4, 1997 and net income was adjusted to eliminate the after-tax effect of interest expense on these notes.

(2) The per share amounts presented do not reflect the effect of the two-for-one stock split in the form of a stock dividend to stockholders of record on July 24, 1997. On a post-split basis, net income per common and common equivalent share will be restated to $0.45 and $0.85 for the quarter and six months ended June 30, 1997, respectively, as compared to $0.27 and $0.46 for the quarter and six months ended June 30, 1996, respectively.